Exhibit 10.7(d)



                             Demand Promissory Note

$U.S. 9,200.00                                                     March 1, 2003

FOR VALUE RECEIVED, the undersigned, Esesis Environmental, Inc. (the "Borrower"), hereby acknowledges itself indebted to Charles Thorn (the "Lender") and promises to pay to or to the order of the Lender, the principal sum of NINE THOUSAND TWO HUNRED($9,200.00) with interest thereon at the rate of 3% pre annum, amortized over 3 years, and calculated and payable semi-annually until paid in full.

The Lender may assign all of its right, title and interest in, to and under this Promissory Note. All payments required to be made hereunder shall be made by the Borrower without any right of setoff or counterclaim.


DATED: 03/01/03


Esesis Environmental, Inc.


------------------------------------       -------------------------------------
By:                                        Charles Thorn